C. R. BARD, INC. AND SUBSIDIARIES

Exhibit 21

Parents and Subsidiaries of Registrant

The following table lists, as of December 31, 1998, the company and its significant subsidiaries and indicates the jurisdiction of organization of each subsidiary and the percentage of voting securities owned by the immediate parent of each subsidiary.

	Where Incorporated	% of Voting Stock
C. R. Bard, Inc.	New Jersey	(Registrant)
Bard Access Systems, Inc.	Utah	100
Bard Canada Inc.	Canada	100
Vas-Cath, Inc.	Canada	100
Bard Reynosa S.A. de C.V.	Mexico	100
Bard Cardiopulmonary, Inc.	Delaware	100
Bard Devices, Inc.	Delaware	100
Davol Inc.	Delaware	100
Davol Surgical Innovations, S.A. de C.V.	Mexico	100
Bard Holdings Limited	England	100
Bard Financial Services Ltd.	England	100
Bard Limited	England	100
Bard Sendirian Berhad	Malaysia	85
Bard Sweden AB	Sweden	100
Bard Medical Systems	Norway	100
Bard Medical Systems	Finland	100
Bard Implants, Inc.	Delaware	100
Bard International, Inc.	Delaware	100
Bard Australia Pty. Ltd.	Australia	100
Bard Singapore	Singapore	100
Bard Pacific Health Care Company Ltd.	Taiwan	51
Productos Bard de Mexico S.A. de C.V.	Mexico	100
Bard Shannon Limited	Ireland	100
Angiomed GmbH	Germany	100
Bard Benelux N.V.	Belgium	100
Bard Dublin ITC	Ireland	100
Bard de Espana, S.A.	Spain	100
Bard Portugal LDA	Portugal	100
Bard European Distribution Center N.V.	Belgium	100
Bard S.P.A.	Italy	100
C. R. Bard GmbH	Germany	100

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C. R. BARD, INC. AND SUBSIDIARIES

Exhibit 21

Parents and Subsidiaries of Registrant (continued)
	Where Incorporated	% of Voting Stock
Laboratories Bard S.A.	France	100
Cardial S.A.	France	100
Promur-Productos Medicos e Urologicos Limitada	Brazil	100
BCP Puerto Rico, Inc.	Delaware	100
BCR Delaware, Inc	Delaware	100
BJL KK	Japan	100
Dymax Corporation	Pennsylvania	100
Endomatrix	Massachusetts	100
IMPRA, Inc.	Arizona	100
MedChem Products, Inc.	Massachusetts	100
Productos Para el Cuidada de la Salud, S.A. de C.V.	Mexico	100
Roberts Laboratories, Inc.	Arizona	100

The Consolidated Financial Statements include the accounts of the Registrant and all its wholly owned subsidiaries.

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